EX-99.19a-1

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	May-2021
Distribution amount per share	$0.04619

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01293	28%	$0.08540	27%
Net Realized ST Cap Gains	0.00185	4%	0.01265	4%
Net Realized LT Cap Gains	0.01432	31%	0.07275	23%
Return of Capital or Other Capital Source	0.01709	37%	0.14550	46%

Total (per common share)	$0.04619	100%	$0.31630	100%

Average annual total return (in relation to NAV) for the five years ended 4-30-2021	9.22%

Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2021	9.93%

Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2021	13.56%

Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2021	5.67%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0521

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	June-2021
Distribution amount per share	$0.04665

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01073	23%	$0.09437	26%
Net Realized ST Cap Gains	0.00513	11%	0.01815	5%
Net Realized LT Cap Gains	0.02892	62%	0.10526	29%
Return of Capital or Other Capital Source	0.00187	4%	0.14517	40%

Total (per common share)	$0.04665	100%	$0.36295	100%

Average annual total return (in relation to NAV) for the five years ended 5-31-2021	9.23%

Annualized current distribution rate expressed as a percentage of month end NAV as of 5-31-2021	10.01%

Cumulative total return (in relation to NAV) for the fiscal year through 5-31-2021	14.60%

Cumulative fiscal year distributions as a percentage of NAV as of 5-31-2021	6.49%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0621

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	July-2021
Distribution amount per share	$0.04626

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01064	23%	$0.10639	26%
Net Realized ST Cap Gains	0.00231	5%	0.02046	5%
Net Realized LT Cap Gains	0.00416	9%	0.10639	26%
Return of Capital or Other Capital Source	0.02915	63%	0.17597	43%

Total (per common share)	$0.04626	100%	$0.40921	100%

Average annual total return (in relation to NAV) for the five years ended 6-30-2021	8.92%

Annualized current distribution rate expressed as a percentage of month end NAV as of 6-30-2021	10.04%

Cumulative total return (in relation to NAV) for the fiscal year through 6-30-2021	14.19%

Cumulative fiscal year distributions as a percentage of NAV as of 6-30-2021	7.40%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0721

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	August-2021
Distribution amount per share	$0.04627

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01064	23%	$0.11387	25%
Net Realized ST Cap Gains	0.00324	7%	0.02277	5%
Net Realized LT Cap Gains	0.02452	53%	0.13209	29%
Return of Capital or Other Capital Source	0.00787	17%	0.18675	41%

Total (per common share)	$0.04627	100%	$0.45548	100%

Average annual total return (in relation to NAV) for the five years ended 7-31-2021	8.69%

Annualized current distribution rate expressed as a percentage of month end NAV as of 7-31-2021	9.97%

Cumulative total return (in relation to NAV) for the fiscal year through 7-31-2021	15.86%

Cumulative fiscal year distributions as a percentage of NAV as of 7-31-2021	8.18%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0821

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	September-2021
Distribution amount per share	$0.04650

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01070	23%	$0.12550	25%
Net Realized ST Cap Gains	0.00093	2%	0.02510	5%
Net Realized LT Cap Gains	0.02975	64%	0.16565	33%
Return of Capital or Other Capital Source	0.00512	11%	0.18573	37%

Total (per common share)	$0.04650	100%	$0.50198	100%

Average annual total return (in relation to NAV) for the five years ended 8-31-2021	8.66%

Annualized current distribution rate expressed as a percentage of month end NAV as of 8-31-2021	9.95%

Cumulative total return (in relation to NAV) for the fiscal year through 8-31-2021	17.54%

Cumulative fiscal year distributions as a percentage of NAV as of 8-31-2021	8.95%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0921

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	October-2021
Distribution amount per share	$0.04628

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00879	19%	$0.13707	25%
Net Realized ST Cap Gains	0.00463	10%	0.03290	6%
Net Realized LT Cap Gains	0.03286	71%	0.20285	37%
Return of Capital or Other Capital Source	0.00000	0%	0.17544	32%

Total (per common share)	$0.04628	100%	$0.54826	100%

Average annual total return (in relation to NAV) for the five years ended 9-30-2021	8.22%

Annualized current distribution rate expressed as a percentage of month end NAV as of 9-30-2021	10.19%

Cumulative total return (in relation to NAV) for the fiscal year through 9-30-2021	15.03%

Cumulative fiscal year distributions as a percentage of NAV as of 9-30-2021	10.06%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-1021